Exhibit 99.1

NEWS RELEASE

Media Contact	Investor Contact

Chris Muller	Tom Morabito

PAETEC	PAETEC

(585) 340-8218	(585) 340-5413

chris.muller@paetec.com	tom.morabito@paetec.com

PAETEC and McLeodUSA Schedule Stockholder Meetings to

Approve Merger

FAIRPORT, N.Y. (December 21, 2007) – PAETEC Holding Corp. (NASDAQ GS: PAET) and privately owned McLeodUSA Incorporated today announced that the Securities and Exchange Commission has declared effective the Form S-4 registration statement containing the joint proxy statement and the prospectus concerning the proposed merger of the two companies.

PAETEC and McLeodUSA will mail the joint proxy statement and the prospectus to holders of record of PAETEC and McLeodUSA common stock during the week of December 24, 2007. Each company will hold a special meeting of stockholders on January 30, 2008, to approve matters relating to the proposed merger between the two companies.

The transaction is subject to customary closing conditions, including approvals by the stockholders of both companies. As previously announced, the companies have received the necessary regulatory approvals from the Federal Communications Commission and early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

About PAETEC

PAETEC (NASDAQ GS: PAET) is personalizing business communications for medium-sized and large businesses, enterprise organizations, and institutions across the United States. We offer a comprehensive suite of IP, voice, data and Internet services, as well as enterprise communications management software, network security solutions, CPE, and managed services. For more information, visit www.paetec.com.

About McLeodUSA

McLeodUSA provides managed IP-based communications services to small and medium-sized enterprises, and traditional circuit-switched telephony services to commercial customers in the Midwest, Rocky Mountain, Southwest and Northwest regions of the nation. McLeodUSA delivers a wide variety of broadband IP-based voice and data solutions, targeting primarily small and medium-sized enterprises and multilocation commercial customers. For more information, visit www.McLeodUSA.com.

Additional Information and Where to Find it

PAETEC Holding Corp. has filed with the SEC a registration statement on Form S-4 (File No. 333-148172), which contains a joint proxy statement/prospectus regarding the proposed merger transaction, as well as other relevant documents concerning the transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER DOCUMENTS AS AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PAETEC, MCLEODUSA INCORPORATED AND THE PROPOSED TRANSACTION. A definitive joint proxy statement/prospectus will be sent to PAETEC’s stockholders seeking their approval of PAETEC’s issuance of shares in the transaction and to McLeodUSA Incorporated stockholders seeking their approval of the merger agreement and the merger transaction. Investors and security holders may obtain a free copy of the registration statement and joint proxy statement/prospectus and other documents filed by PAETEC with the SEC at the SEC’s web site at www.sec.gov. Free copies of PAETEC’s SEC filings are available on PAETEC’s web site at www.paetec.com and also may be obtained without charge by directing a request to PAETEC Holding Corp., One PAETEC Plaza, Fairport, New York 14450, Attn: Investor Relations.

PAETEC and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from PAETEC’s stockholders with respect to the proposed transaction. Information regarding PAETEC’s directors and executive officers is included in its annual report on Form 10-K filed with the SEC on April 2, 2007. More detailed information regarding the identity of potential participants and their direct or indirect interests in the transaction, by securities holdings or otherwise, are set forth in the registration statement and joint proxy statement/prospectus and other documents filed with the SEC in connection with the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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